Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-239464, 333-238623, 333-234442, and 333-233568), Form S-3 (Nos. 333-232321, 333-229693, and 333-264148) and Form S-8 (Nos. 333-239725, 333-232363, 333-256978, and 333-266103) of Cardiff Oncology, Inc. of our report dated February 29, 2024, relating to the financial statements, which appears in this Annual Report form 10-K.

/s/ BDO USA, P.C.

San Diego, California
February 29, 2024